SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into as of the 17th day of May, 2017 by and among Balter Liquid Alternatives, LLC (the “Adviser”), a Delaware limited liability company registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), Invenomic Capital Management LP, a Delaware limited liability company which is registered under the Advisers Act (the “Subadviser”), with respect to the Balter Invenomic Fund (the “Fund, a series of the NORTHERN LIGHTS FUND TRUST II, a Delaware statutory trust (the “Trust”).

WITNESSETH:

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of the 21st day of May, 2015, as amended on the 22nd day of October, 2015 and the 18th day of April, 2017 (the “Advisory Agreement”), been retained to act as investment adviser for the Fund;

WHEREAS, the Adviser represents that the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of the Fund’s assets that the Adviser will assign to the Subadviser (“Subadviser Assets”), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement,

NOW, THEREFORE, the parties do mutually agree and promise as follows with respect to the Fund:

1.                  Appointment as Subadviser. The Adviser hereby appoints the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such appointment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets.

2.                  Duties of Subadviser.

(a)                Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund’s prospectus (“Prospectus”) and statement of additional information (“SAI”) as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Subadviser thereof in writing, as supplemented or amended from time to time and subject to the written directions of the Adviser and the Trust’s Board of Trustees, to monitor on an on-going basis the performance of the Subadviser Assets and to conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets in accordance with the Subadviser’s investment strategy (“Invenomic Strategy”). The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser’s activities under this Agreement, including, without limitation, providing information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund’s or the Trust’s affairs.

(b)               Compliance with Applicable Laws and Governing Documents.

(i)       Adviser has furnished Subadviser with copies of the following documents in effect as of the date of this Agreement: the Fund’s Prospectus, the Fund’s SAI, the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”), and the By-Laws of the Trust (“By-Laws”). In the performance of its services under this Agreement, the Subadviser shall act in conformity with the Prospectus, SAI and the Trust’s Agreement and Declaration of Trust and By-Laws as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Subadviser in writing thereof, as supplemented, amended and/or restated from time to time and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act, the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code) (subject to clause (iii) below), and all other applicable federal and state laws and regulations. Without limiting the preceding sentence, the Adviser promptly shall notify the Subadviser in writing as to any act or omission of the Subadviser hereunder that the Adviser reasonably deems to constitute or to be the basis of any material noncompliance or material nonconformance with any of the Trust’s Declaration of Trust and By-Laws, the Prospectus and the SAI, the instructions and directions received in writing from the Adviser or the Trustees of the Trust, the 1940 Act, the Code, and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund’s and the Trust’s overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets. The Adviser timely will provide the Subadviser with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent they may affect the Fund or the services of the Subadviser, copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement.

(ii)       For the purpose of complying with Rule 10f-3(a)(5)(ii), Rule 12d3-1(c)(3)(ii) and Rule 17a-10(a)(2) under the 1940 Act, the Subadviser hereby agrees that: (i) with respect to transactions in securities or other investments for the Fund, it will not consult with any other subadviser to the Fund, or with any subadviser that is a principal underwriter for the Fund or an affiliated person of such principal underwriter; (ii) with respect to transactions in securities or other investments for the Fund, it will not consult with any subadviser to any other investment company or investment company series for which the Adviser serves as investment adviser, provided that Adviser provides Subadviser with a written list of such names; and (iii) its responsibility in providing investment advisory services to the Fund shall be limited solely to the Subadviser Assets.

(iii)       The Adviser shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M of the Code. In this regard, the Adviser acknowledges that the Subadviser shall rely completely upon the Adviser’s determination of whether and to what extent the Fund is in compliance with Subchapter M of the Code and that the Subadviser has no separate and independent responsibility to test the Fund for such compliance. In connection with such compliance tests, the Adviser shall inform the Subadviser in writing at least ten (10) business days prior to a calendar quarter end if the Subadviser Assets are out of compliance with the diversification requirements under Subchapter M. If the Adviser notifies the Subadviser in writing that the Subadviser Assets are not in compliance with such requirements noted above, the Subadviser, as directed in writing by the Adviser, will take prompt action to bring the Subadviser Assets back into compliance within the time permitted under the Code thereunder (provided that the Adviser has provided timely written directions).

(iv)       The Adviser will provide the Subadviser with reasonable written advance notice of any change in the Fund’s investment objectives, policies and restrictions as stated in the Prospectus and SAI, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided that the Subadviser has received prompt written notice of the effectiveness of such changes from the Trust or the Adviser, and that such changes are in compliance with applicable laws and regulations. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus and SAI reflecting such changes. The Adviser acknowledges and will ensure that the Prospectus and SAI will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Trust or to the Adviser specifically for inclusion in the Prospectus and SAI. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information as reasonably requested by the Adviser relating to the Subadviser and its relationship to, and actions for, the Trust as may be required to be contained in the Prospectus, SAI or in the Trust’s Registration Statement on Form N-1A and any amendments thereto.

(c)                Voting of Proxies. The Adviser shall retain full discretionary authority to exercise voting rights with respect to the securities and other investments of the Subadviser Assets. The Adviser, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from the Subadviser or take any action with respect thereto. The Subadviser may, but is not required to, provide input to the proxy vote process not later than 5 days prior to the proxy vote deadline. The Adviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Adviser or its designee will provide a copy of such procedure to the Subadviser and establish a process for the timely distribution of the voting record with respect to the Fund’s securities and other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the “Securities Act”), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.

(d)               Agent. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser’s and the Trust’s agent and attorney-in-fact (coupled with an interest) for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

(e)                Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the plenary authority of the Trust’s Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the investment and reinvestment, including without limitation purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers (collectively “Brokers”) as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust’s Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund’s account with Brokers selected by the Subadviser. In the selection of such Brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions. The Subadviser shall not consider a Broker’s sale of Fund shares when selecting the Broker to execute trades. For the avoidance of doubt, neither the Trust, the Fund nor the Adviser shall instruct the Subadviser to place orders with any particular Broker(s) with respect to the Subadviser Assets. Subject to such written policies as the Trustees may determine, the Subadviser is authorized but not obligated to cause, and shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused, the Fund to pay a Broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser an amount of commission for effecting a Subadviser Assets investment transaction that is in excess of the amount of commission that another Broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion.

It is recognized that the services provided by such Brokers may be useful to the Subadviser in connection with the Subadviser’s services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Subadviser Assets as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be fair and equitable over time and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund with respect to the Subadviser Assets.

(f)                 Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser or any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

The Subadviser, on its own behalf and with respect to its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which include (i) certifying to the Adviser and the Trust that the Subadviser and its Access Persons have complied with the Subadviser’s Code of Ethics with respect to the Subadviser Assets and (ii) identifying any violations which have occurred with respect to the Subadviser Assets. The Subadviser will have also submitted its Code of Ethics for its initial approval by the Trust’s Board of Trustees no later than the date of execution of this agreement and subsequently within six months of any material change thereto.

(g)                Books and Records. The Subadviser shall maintain separate detailed records in accordance with and for the time periods required by applicable laws and regulations of all matters hereunder pertaining to the Subadviser Assets (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund’s Records are property of the Trust; except to the extent that the Subadviser is required to maintain the Fund’s Records under the Advisers Act or other applicable law and except that the Subadviser, at its own expense, is entitled to make and keep a copy of the Fund’s Records for its internal files. The Fund’s Records shall be available to the Adviser or the Trust at any time upon reasonable advanced request during normal business hours and shall be available for telecopying promptly to the Adviser during any day that the Fund is open for business as set forth in the Prospectus.

(h)                Information Concerning Subadviser Assets and Subadviser. From time to time as the Adviser or the Trust reasonably may request in good faith, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on the Subadviser Assets, all in such reasonable detail as the parties may reasonably agree in good faith. The

Subadviser will also inform the Adviser in a timely manner of any anticipated: (i) material changes in portfolio managers responsible for Subadviser Assets, (ii) material changes in the ownership or management of the Subadviser, or (iii) changes in the control of the Subadviser. Upon the Trust’s or the Adviser’s reasonable request, the Subadviser will make available its officers and employees to meet with the Trust’s Board of Trustees to review the Subadviser Assets via telephone on a quarterly basis and on a less frequent basis as agreed upon by the parties in person.

Subject to the other provisions of this Agreement, the Subadviser will also provide such information or perform such additional acts with respect to the Subadviser Assets as are reasonably required for the Trust or the Adviser to comply with their respective obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.

(i)                  Custody Arrangements. The Trust or the Adviser shall notify the Subadviser of the identities of its custodian banks and the custody arrangements therewith with respect to the Subadviser Assets and shall give the Subadviser written notice of any changes in such custodian banks or custody arrangements. The Subadviser shall on each business day provide the Adviser and the Trust’s custodian such information as the Adviser and the Trust’s custodian may reasonably request in good faith relating to all transactions concerning the Subadviser Assets. The Trust shall instruct its custodian banks to (A) carry out all investment instructions as may be directed by the Subadviser with respect to the Subadviser Assets (which instructions may be orally given if confirmed in writing); and (B) provide the Subadviser with all operational information necessary for the Subadviser to trade the Subadviser Assets on behalf of the Fund. The Subadviser shall have no liability for the acts or omissions of the authorized custodian(s), unless such act or omission is required by and taken in reliance upon instructions given to the authorized custodian(s) by a representative of the Subadviser properly authorized (pursuant to written instruction by the Adviser) to give such instructions.

(j)                 Other Accounts. It is recognized that the Subadviser and certain of its Affiliates (as defined below) may act as investment adviser to one or more other investment companies and other managed accounts and may engage in any other business activities whether of a similar nature or a dissimilar nature and that the Adviser and the Trust do not object to such activities. Nothing herein shall require the Subadviser or any of its Affiliates to devote all or any material portion of its, his or her time to the arrangements contemplated by this Agreement. The engagement and services of Subadviser hereunder are not exclusive and the Adviser and the Trust agree and acknowledge that Subadviser may provide services similar or identical to the services set forth in this Agreement to other clients. Some of those other clients may have investment objectives that are substantially the same as, or which overlap with, those of the Invenomic Strategy or may have investment objectives that are substantially different from those of the Invenomic Strategy. The investment advice that the Subadviser provides to some of its other clients may differ from the Invenomic Strategy, and the Subadviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. Nothing in this Agreement shall be deemed to require Subadviser or its Affiliates to purchase or sell for the Fund any security which it or they may purchase or sell for its or their own account or for the account of any other client.

3.                  Independent Contractor. In the performance of its services hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

4.                  Expenses. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it deems appropriate to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Trust’s, the Fund’s or Adviser’s expenses, which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith, expenses of holding or carrying Subadviser Assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the Subadviser Assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

5.                  Investment Analysis and Commentary. The Subadviser will provide quarterly performance analysis and market commentary (the “Investment Report”) during the term of this Agreement. The Investment Reports are due within 15 business days after the end of each quarter. In addition, interim Investment Reports shall be issued at such times as may be mutually agreed upon in writing by the Adviser and Subadviser; provided however, that any such interim Investment Report will be due within 10 days of the end of the month in which such agreement is reached between the Adviser and Subadviser. The subject of each Investment Report shall be mutually agreed upon.

6.                  Compensation. For the services provided pursuant to this Agreement, the Subadviser is entitled to an annual fee as attached hereto in Appendix A. Such fee will be computed daily and paid no later than the twentieth (20th) business day following the end of each month, from the Adviser, calculated at an annual rate based on the Subadviser Assets’ average daily net assets.

The method of determining the net asset value of the Subadviser Assets for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Trust as described in the Fund’s Prospectus and/or SAI. If this Agreement shall be effective for only a portion of a month with respect to the Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.

7.                  Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Trust as follows:

(a)                The Subadviser is registered as an investment adviser under the Advisers Act;

(b)               The Subadviser is a limited liability company duly organized and properly registered and operating under the laws of the Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)                The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser’s powers and have been duly authorized by all necessary limited liability company actions, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Subadviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

(d)               The Form ADV of the Subadviser provided to the Adviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Subadviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

8.                  Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadvise as follows:

(a)                The Adviser is registered as an investment adviser under the Advisers Act;

(b)               The Adviser is a limited liability company duly organized and validly existing under the laws of the Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)                The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its directors, shareholders or managing unitholder, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(d)               The Form ADV of the Adviser provided to the Subadviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(e)                The Adviser acknowledges that it received a copy of the Subadviser’s Form ADV prior to the execution of this Agreement; and

(f)                 The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, including without limitation, the appointment of a subadviser with respect to assets of the Fund, including without limitation the Adviser’s entering into and performing this Agreement.

(g)                The Adviser agrees that the Subadviser shall have no responsibility or liability arising out of any non-compliance by the Trust or the Adviser with anti-money laundering regulations. The Adviser represents and warrants that the Trust has implemented an anti-money laundering program and a customer identification program that each comply with the requirements of applicable law, including the Bank Secrecy Act and USA PATRIOT Act of 2001 and the regulations promulgated thereunder, and that the Trust or its designee will perform the requirements of such programs with respect to the investors in the Trust.

9.                  Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser and the Adviser pursuant to the recitals above and Sections 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.

10.              Liability and Indemnification.

(a)                Liability.

(i)                  The Subadviser shall exercise its best judgment in rendering its services in accordance with the terms of this Agreement, but otherwise, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective members, managers, partners, officers, directors and employees (“Affiliates”) and each person, if any, who within the meaning of the Securities Act controls the Subadviser (“Controlling Persons”), if any, shall not be subject to any expenses or liability to the Adviser, the Trust or the Fund or any of the Fund’s shareholders, in connection with the matters to which this Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets. Further, the Subadviser shall not be subject to any expenses or liability to the Adviser, the Trust or the Fund or any of the Fund’s shareholders: (a) for acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request, (b) resulting from actions taken pursuant to directions or instructions delivered to the Subadviser in writing by the Adviser or the Trust (which shall be deemed to be the actions of the Adviser and/or the Trust for all purposes hereunder), (c) resulting from Subadviser’s failure to follow any unlawful direction of the Adviser, or (d) resulting from force majeure or other events beyond the control of the Subadviser or other causes commonly known as “acts of god.” The Subadviser shall not be responsible for the performance by any person not affiliated with, a delegee of or retained by the Subadviser of such person’s commercial obligations in executing, completing or satisfying such person’s obligations.

(ii)                The Subadviser gives no warranty as to the performance or profitability of the Fund or any part thereof, nor any guarantee that the investment objectives, expectations or targets described in this Agreement or the Prospectus or SAI will be achieved, including without limitation, any risk control, risk management or return objectives, expectations or targets.

(iii)               The Adviser shall exercise its best judgment in rendering its obligations in accordance with the terms of this Agreement, but otherwise (except as set forth in Section 10(b)(ii) below), in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser’s Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets.

(iv)              Notwithstanding the foregoing, nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws.

(b)               Indemnification.

(i)                  The Subadviser shall indemnify the Adviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which the Adviser, the Trust and/or the Fund and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws. Unless otherwise obligated under applicable law, the Subadviser shall not be liable for indirect, punitive, special or consequential damages arising out of this Agreement.

(ii)                The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a result of: (A) the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder (including the failure to make any payment to the Subadviser required under Section 4) or violation of applicable law, including, without limitation, the federal and state securities laws, (B) any untrue statement of a material fact contained in any the Prospectus or SAI or any offering document, reports, advertisements, sales literature or other materials prepared or disseminated by the Fund or the Adviser or the omission to state therein a material fact which was required to be stated therein or necessary to make the statements therein not misleading (unless such statement or omission was made in reliance upon information furnished in writing by the Subadviser specifically for inclusion therein) or (C) any proceeding, claim or lawsuit by any investor in the Fund (except to the extent the liability or expense results from the willful misfeasance, bad faith, gross negligence, reckless disregard of duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws, by the Subadviser, its Affiliates or its Controlling Persons).

(c)                EXCLUSIVE REMEDY. THE PARTIES AGREE THAT THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS SECTION 10(b) CONSTITUTE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES FOR ANY BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR OBLIGATION CONTAINED IN THIS AGREEMENT or otherwise related to the transactions contemplated hereby, AND TO THE FULLEST EXTENT PERMITTED BY LAW, ALL OTHER RIGHTS AND REMEDIES OF THE PARTIES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT ARE HEREBY WAIVED. SECTION 10(b) SHALL NOT: (I) LIMIT SUBADVISER’S RIGHT TO SEEK INJUNCTIVE OR OTHER EQUITABLE REMEDIES FOR ADVISER’S BREACH OF SECTION 14(a)(ii) [Use of Sub-Adviser’s Trademark] OR (III) LIMIT EITHER PARTY’S RIGHT TO SEEK INJUNCTIVE OR OTHER EQUITABLE REMEDIES FOR THE OTHER PARTY’S BREACH OF Section 16 [Confidentiality]. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH OR ELSEWHERE IN THIS AGREEMENT SHALL CONSTITUTE A WAIVER OF ANY LEGAL RIGHTS UNDER APPLICABLE U.S. FEDERAL SECURITIES LAWS OR ANY OTHER LAWS WHOSE APPLICABILITY IS NOT PERMITTED TO BE CONTRACTUALLY WAIVED.

11.              Certifications, Reports and Access

(a)                The Subadviser shall timely provide to the Chief Compliance Officer of the Trust and/or the Adviser, upon reasonable request, certifications, reports and documentation with respect to the Subadviser Assets or the services provided by the Subadviser to the Subadviser Assets.

(b)               The Subadviser agrees to notify the Chief Compliance Officer of the Trust and/or the Adviser promptly of any actual material violation (which notice shall include a description of such actual material violation) under the Subadviser’s Compliance Manual and Code of Ethics. If such a violation has occurred, the Subadviser must certify to the Chief Compliance Officer of the Trust and/or the Adviser that appropriate action was taken in response to such violation, including a description of such appropriate action.

(c)                The Subadviser agrees to supply such information to the Adviser and to permit such compliance inspections (non-disruptive) by the Adviser or the Fund during normal business hours, upon reasonable advance notice, as shall be reasonably necessary to permit the Adviser to satisfy its obligations under applicable law and to respond to the reasonable requests of the Fund with respect to these matters.

(d)               The Subadviser acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the implementing regulations promulgated thereunder, the Trust and the Fund are required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust, the Subadviser agrees to use its reasonable efforts to assist the Trust and the Fund in complying with the Sarbanes-Oxley Act and implementing the Trust’s disclosure controls and procedures. The Subadviser agrees to inform the Fund of any material development related to the Fund that the Subadviser reasonably believes is relevant to the Fund’s certification obligations under the Sarbanes-Oxley Act, including, but not limited to, the Fund’s certification of Forms N-CSR and N-Q pursuant to Rule 30a-2 under the 1940 Act.

12.              Duration and Termination.

(a)                Duration. Unless sooner terminated, this Agreement shall continue for an initial period of no more than two years following the date and year upon which the Fund commences investment operations, and thereafter shall continue automatically for successive annual periods with respect to the Fund, provided such continuance is specifically approved at least annually by the Trust’s Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)               Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to the Fund, without payment of any penalty:

(i)                  By vote of a majority of the Trust’s Board of Trustees, or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon 60 days’ written notice to the Subadviser;

(ii)                By any party hereto upon written notice to the other party in the event of a material breach of any provision of this Agreement by the other party if the breach is not cured within 20 days of notice of the breach; or

(iii)               By the Subadviser upon 60 days’ written notice to the Adviser and the Trust.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

(c)                The following provisions shall survive the termination of this Agreement: (i) the obligation to pay to Subadviser any accrued but unpaid fees under Section 6, (ii) Section 10 [Indemnification], (iii) Section 14(a)(ii) [Use of Sub-Adviser’s Trademark], (iv) Section 16 [Confidentiality], (v) Section 17 [Notice] and (vi) Section 18 [Jurisdiction].

13.              Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser’s performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

14.              Reference to Adviser and Subadviser.

(a)                Use of Subadviser Trademark, etc.

(i)                  The Subadviser grants, subject to the conditions below, the Adviser non-exclusive rights to use, display and promote trademarks of the Subadviser in conjunction with any activity associated with the Fund. In addition, the Adviser may promote the identity of and services provided by the Subadviser to the Adviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials. The Adviser shall protect the goodwill and reputation of the Subadviser in connection with marketing and promotion of the Fund. The Adviser shall submit to the Subadviser for its review and approval all such public informational materials relating to the Fund that refer to any recognizable variant or any registered mark or logo or other proprietary designation of the Subadviser. Approval shall not be unreasonably withheld by the Subadviser and notice of approval or disapproval will be provided in a timely manner. Subsequent advertising or promotional materials having very substantially the same form as previously approved by the Subadviser may be used by the Adviser without obtaining the Subadviser’s consent unless such consent is withdrawn in writing by the Subadviser.

(ii)                The Adviser acknowledges and agrees that the Subadviser’s name, the Invenomic Strategy and all information provided by the Subadviser under this Agreement is and shall remain the exclusive property of the Subadviser and that, upon the termination of this Agreement, the Adviser, the Fund and the Trust shall cease using the Subadviser’s name, trademark, the Invenomic Strategy and all other information provided by the Subadviser hereunder, in advertising or marketing materials or otherwise (including, without limitation, the Prospectus and the SAI). Notwithstanding the foregoing, the Adviser will be permitted sufficient time to remove such references from disclosure documents and permitted to keep and use materials that are required to be maintained in order to allow the Adviser to comply with regulatory requirements (e.g., recordkeeping).

(b)               Neither the Subadviser nor any Affiliate or agent of Subadviser shall make reference to or use the name of the Adviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Subadviser to the

Fund or to the Adviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed. The Subadviser hereby agrees to make all reasonable efforts to cause any Affiliate of the Subadviser to satisfy the foregoing obligation.

15.              Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Trust’s Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those Trustees of the Trust who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

16.              Confidentiality. Subject to the duties of the Adviser, the Trust and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose: (i) any and all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof, (ii) the Invenomic Strategy and (iii) any information provided by one party hereunder to the other party; except disclosure to such parties advisers (e.g., accountants and lawyers) or to the extent:

(a)                Authorized. The Adviser, the Trust or the Subadviser, as applicable, has authorized such disclosure;

(b)               Court or Regulatory Authority. Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

(c)                Publicly Known Without Breach. Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;

(d)               Already Known. Such information already was known by the party prior to the date hereof;

(e)                Received From Third Party. Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Fund’s custodian, prime broker and administrator) without restriction on its disclosure and without breach of this Agreement or of a similar confidential disclosure agreement regarding them; or

(f)                 Independently Developed. The party independently developed such information.

In addition, the Subadviser and its officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings. The Subadviser agrees, consistent with its Code of Ethics that neither it nor its officers, directors or employees may engage in personal securities transactions based on non-public information about the Fund’s portfolio holdings. For the avoidance of doubt, this paragraph is not intended to restrict in any manner the use of the Invenomic Strategy by the Subadviser for its other clients.

17.              Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)                If to the Subadviser:

Ali Motamed

Managing Partner

Invenomic Capital Management LP
129 Newbury Street, 2nd Floor

Boston, MA 02116

Direct: (617) 549-6076

ali@Invenomic.com

(b)               If to the Adviser:

James Fricano

Chief Compliance Officer

Balter Capital Management, LLC

Balter Liquid Alternatives, LLC

125 High Street

Oliver Street Tower | 8th FL

Boston, MA 02110

D: 857.383.3478 | C: 617.448.6786

jfricano@baltercap.com

18.              Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

19.              Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

20.              Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

21.              Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

22.              Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

23.              Entire Agreement. This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

BALTER LIQUID ALTERNATIVES, LLC

By: /s/ Jay Warner

Name: Jay Warner

Title: Chief Investment Officer

INVENOMIC CAPITAL MANAGEMENT LP

By: /s/ Ali Motamed

Name: Ali Motamed

Title: Managing Partner

APPENDIX A

SUB-ADVISORY FEES

Fund                                      Annual Fee Rate

Balter Invenomic Fund          1.20% of the average daily net assets

of the Fund, payable monthly

-18-